Exhibit 10.5

Lease Agreement

Beijing Zhongshidongsheng Culture Media Co., Ltd.

Harbin Zhong He Li Da Education Technology, Inc.

8 Gaojing Culture Park Road, Chaoyang District, Beijing

April, 2014

The Contract was signed by the two parties in Beijing on April 11, 2014.

Parties to the Contract:

Lessor (hereinafter referred to as Party A): Beijing Zhongshidongsheng Culture Media Co., Ltd.

Tenant ((hereinafter referred to as Party B): Harbin Zhong He Li Da Education Technology, Inc.

Having reached unanimity through friendly consultant and negotiation, Party A and Party B, hereby agree to enter into the Lease Agreement to be abided by both party.

1.	Property Basic Information

1.1	Property location: 8 Gaojing Culture Park Road, Chaoyang District, Beijing, area of premises is 1,325 square meters;

1.2	Property is currently basic decorate.

2.	Lease Term

2.1	The lease term shall be from April 11, 2014 to April 10, 2019, as 5 years in total.

2.2

Agreed housing delivery date is April 11, 2014, and the rental day is the date of delivery. Party B shall start house renovations upon the delivery, Party A shall be responsible for water and electricity supplies upon the delivery.

The rent-free period: from the agreed housing delivery date until June 10, 2014.

2.3	Party A has rights to take back the house upon the lease expiration. When the lease term expires, if Party B requires a renewal of the lease, Party B shall notice Party A 90 days before the expiration of this agreement.

3	The Rental, Property Management and Other Fees:

3.1

Rental standard:

For the period from April 11, 2014 to April 10, 2016, the daily rental of per square meter is ¥4.6 ,so the total amount of yearly rental agreed upon both parties shall be .¥2,224,675.

For the period from April 11, 2016 to April 10, 2017, the daily rental of per square meter is ¥4.92 ,so the total amount of yearly rental agreed upon both parties shall be .¥2,379,435.

For the period from April 11, 2017 to April 10, 2018, the daily rental of per square meter is ¥5.26 ,so the total amount of yearly rental agreed upon both parties shall be .¥2,543,867.5.

For the period from April 11, 2018 to April 10, 2019, the daily rental of per square meter is ¥5.63 ,so the total amount of yearly rental agreed upon both parties shall be .¥2,722,808.8.

3.2	The first payment:

The first payment shall be the rental from June 11, 2011 to October 10, 2014, which shall be ¥741,558.3. The first payment shall be made upon the signature of this agreement.

NO.	PAYMENT DAY	LEASE TERM	MONTHS	PRICE (yuan / m² * day)	EACH PERIOD RENT(RMB)
1	YEAR/MONTH/DATE	April 11, 2014 to June 10, 2014	2	4.6	Decoration-free period
2	Contract date	June 11, 2014 to October 10, 2014	4	4.6	741,558.30
3	11-Sep-14	October 11, 2014 to February 10, 2015	4	4.6	741,558.30
4	11-Jan-15	February 11, 2015 to June 10, 2015	4	4.6	741,558.30
5	11-May-15	June 11, 2015 to October 10, 2015	4	4.6	741,558.30
6	11-Sep-15	October 11, 2015 to February 10, 2016	4	4.6	741,558.30
7	11-Jan-16	February 11, 2016 to April 10, 2016	2	4.6	370,779.20
8	11-Mar-16	April 11, 2016 to August 10, 2016	4	4.92	793,145.00
9	11-Jul-16	August 11, 2016 to December 10, 2016	4	4.92	793,145.00
10	11-Nov-16	December 11, 2016 to April 10, 2017	4	4.92	793,145.00
11	11-Mar-17	April 11, 2017 to August 10, 2017	4	5.26	847,955.50
12	11-Jul-17	August 11, 2017 to December 10, 2017	4	5.26	847,955.50
13	11-Nov-17	December 11, 2017 to August 10, 2018	4	5.26	847,955.50
14	11-Mar-18	April 11, 2018 to August 10, 2018	4	5.63	907,602.90
15	11-Jul-18	August 11, 2018 to December 10, 2018	4	5.63	907,602.90
16	11-Nov-18	December 11, 2018 to April 10, 2019	4	5.63	907,602.90
17	Total		60	/	11,724,681.80

Interest of 0.5% per day will be charged upon the late payment.

3.3	Security deposit: on the date of signing this contract, Party B shall pay 2 months rental and property costs as a rental security deposit ,which shall be ¥370.779.2 as to guarantee the contractual obligation of Party B under this contract.

3.4	Party A designated bank account:
Opening Bank Account: Bank of Beijing Beichen Road Branch Beneficiary: Beijing Zhongshidongsheng Culture Media Co., Ltd. Bank Account: 01090516600120102197117

3.5	All payments include security deposit and rental payments shall be made by cash, bank transfer or bank cheques.

4.	Management Fee and Other Fees:

4.1	The management fee is ¥5.9 per month per square meters. Party B shall make the management fee prior relevant period start.

4.2	Central air-condition usage fee is ¥76 per year per square meters(2 quarters shall be charges for this fee per year), Party B shall make the payment prior relevant period start, i.e. ¥50,350 shall be made by May 15 each year, and¥50,350 shall be made by October 15, each year.

4.3	The water usage fee is ¥6.5 per ton. And electricity fee is ¥1.25 per unit.Party B shall make the management fee within 7 days upon the payment notice delivery.

4.4	Party A provides parking space for Party B to use, all motor vehicle parking shall obtain parking permit from the onsite management.

4.5	All other special maintenance, renovation deposit, or other chargeable services fees shall refer to onsite management fees and charges standards.

4.6	Unless otherwise agreed in this contract, Party A and Party B shall send the written notice.

4.7	Onsite Management designated bank account: Opening Bank Account: Beijing Rural Commercial Bank Jingliang Branch Beneficiary: Beijing Dongyifangyuan Property Management Co., Ltd. Bank Account: 0122000103000003045

5	Housing and restrictions

5.1	Party B wants to rent the China Overseas Plaza for the need of business expansion.

5.2	Party B shall not let the house to other parties without notify Party A.

5.3	Unless otherwise agreed in this agreement, Party B shall not change or modify any of house structures, fire control systems, electrical systems, sewage systems, etc.

5.4	Party B shall not change, modify, extend or demolish the house out of relevant government policies, any penalty or fine occurs, shall be responsible by Party B.

5.2	Without written consent, Party B shall not build extra property outside the agreed area.

6	House use and damages

6.1	During the lease term, Party B shall strictly abide by the laws, regulations and administrative provisions of the state. Party B shall take all effective measures to prevent the occurrence of various fire, and security incidents. Party B shall take responsibility for its visitors, employees, students, agents, and other others accident and compensation for all losses third party suffered.
6.2	Party B shall take care of equipment and facilities within the premises in the lease term. Party B shall be responsible for equipment or facility damages caused by its visitors, employees, students, agents, and others unreasonable use. Party B shall be responsible for the equipment repairs or facilities maintenance. If Party B refuses to repair Party A can repair or replace the damages, and the cost is responsible by Party B.
6.3	Party A is responsible for any damages to housing facilities and equipment caused by reasonable use, Party A shall take inspection and repair within 48 hours upon Party B’s report. If Party A refuses to repair, Party B can repair or replace the damages, and the cost is responsible by Party A.
6.4	For the renovation, and improvement done by Party B, Party A has no obligation to repair or maintain.

7	Breach of the agreement

7.1	the occurrence of the following circumstances:

a.	The house shall be includ in the urban planning, or demolition range by local government;

b.	Due to earthquakes, fires and other force, houses damaged, lost, or destoried.

When above circumstances occurs the agreement shall be terminate, both party shall not responsible.

7.2	If one of the following situations occurs,

a.	Party B does not execute the payment term within 30 days from the due date,

b.	Party B not use the house for business operating purpose, or change the house’s structure, or build illegal extension buildings, or sublet this property to a third party.

c.	Party B shall be responsible for any damages caused by unreasonable use;

d.	Party B use houses engage in illegal activities, harm the public interest or interfere with others' normal working life.

  Party A shall have the right to terminate this agreement, and will get the secure deposit as liquidated damages

8	Breach of the agreement

8.1	Party B fall to make payment according to the term within this agreement, Party A shall have right to terminate the agreement;

8.2	Any delay in house transfer procedure caused by Party B, Party A shall have the right to terminate this agreement. If Party B has not fulfill the agreement terms with 30 days upon the signature of this agreement, Party A can terminate the agreement and will get the secure deposit as liquidated damage.

8.3	If Party A wants to execute the agreement during the lease term, Party A shall give Party B 60 day notice, with amount of 200% of current rental payment as compensation to Party B.

8.4	If Party B wants to execute the agreement during the lease term, Party B shall give Party A 60 day notice, with amount of 200% of current rental payment as compensation to Party A.

9	House return

9.1	If Party A wants to terminate the agreement based on any of terms in clause 7 occurs during the lease term, Party B shall be move out of the house within 5 day notice sent by Party A, Party B shall ensure all equipment and facility is under good condition when house return to Party A.

9.2	Upon the expiry of the lease term, both parties shall check equipment and facility’s conditions, clear debts balance. Any damages caused by Party B during its lease shall be responsible by Party B, otherwise Party A can deduct amount for repair if Party B refuse to pay.

9.3	Upon the expiry of the lease term, Party B continue to stay in the house without renew the agreement, Party B shall be responsible to amount of 200% of first year rental payment as compensation to Party A.

10	Others

9.1	Both parties at the time of the signing of this contract shall well understand and accept all terms and conditions within the agreement.

9.2	Agreement is written in Chinese, currency is Renminbi.

9.3	Both parties shall firstly negotiate in private when debate happen during lease term, if debate cannot settle, then may take legal action in the court.

9.4	There are four copies of the Contract with same legal effect. Each party shall keep two copies.

Party A: Beijing Zhongshidongsheng Culture Media Co., Ltd.

Legal representative or authorized representative:

Party B: Harbin Zhong He Li Da Education Technology, Inc

Legal representative or authorized representative: